UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 16, 2011

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K (the “Initial 8-K”) dated August 16, 2011 and filed with the Securities and Exchange Commission on August 19, 2011 by Terex Corporation (“Terex” or the “Company”) to include the financial information referred to in Item 9.01(a) and (b) below relating to the acquisition on August 16, 2011 of approximately 81% of the outstanding shares of Demag Cranes AG. Terex hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial information and related exhibits.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of Businesses Acquired.

Audited Consolidated Financial Statements of Demag Cranes AG as of September 30, 2010 and for the year ended September 30, 2010, the unaudited Consolidated Interim Financial Statements of Demag Cranes AG as of June 30, 2011 and for the nine months ended June 30, 2011 and the report and consent of the independent registered public accounting firm related thereto are filed as Exhibits 99.2 and 23.1 and are incorporated by reference herein.

(b) Pro Forma Financial Information.

On August 16, 2011, Terex completed its acquisition of approximately 81% of the outstanding shares of Demag Cranes AG. The following pro forma financial statements are filed as Exhibit 99.3 and are incorporated by reference herein:
1) Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2010 and Six Months Ended June 30, 2011.

2) Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011.

3) Notes to unaudited Pro Forma Condensed Combined Financial Statements.

(c) Exhibits

23.1    Consent of Independent Auditors.

99.1    Press release of Terex Corporation issued on August 16, 2011.*

99.2     Audited Consolidated Financial Statements of Demag Cranes AG as of September 30, 2010 and for the year ended September 30, 2010, and the unaudited Consolidated Interim Financial Statements of Demag Cranes AG as of June 30, 2011 and for the nine months ended June 30, 2011.

99.3     Unaudited Pro Forma Condensed Combined Financial Statements.
______________________________
* Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman Senior Vice President and Chief Financial Officer